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                                  Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Peerless Systems Corporation 1996 Equity Incentive Plan, as amended, of our report dated March 19, 2001, except as to Note 18, as to which the date is April 19, 2001, with respect to the consolidated financial statements and schedule of Peerless Systems Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Los Angeles, California
November 15, 2001